EX-28.d.3.bb.i

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND WCM INVESTMENT MANAGEMENT, LLC

Effective October 8, 2018

Amended September 13, 2019*

Funds of the Trust	Subadvisory Fees
NVIT Multi-Manager International Growth Fund	0.45% on Subadviser Assets up to $1 billion; 0.425% on Subadviser Assets of $1 billion or more

NVIT Multi-Manager Small Cap Value Fund	0.45% on all Subadviser Assets

*	As approved at the Board of Trustees Meeting held on September 10-11, 2019.

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EX-28.d.3.bb.i

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

ADVISER NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

SUBADVISER WCM INVESTMENT MANAGEMENT, LLC

By:	/s/ David A. Brewer
Name:	David A. Brewer
Title:	SVP, Chief Compliance Officer